Exhibit 23.1

CONSENT OF STONEFIELD JOSEPHSON, INC.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 Nos. 333-76410, 333-131026, 333-119102 and 333-133088) of NeoMagic Corporation;

(2) Registration Statement (Form S-8 Nos. 333-127439, 333-119093, 333-30843, 333-57217, 333-88383, 333-50406, 333-70222, 333-102231, 333-109023, 333-127439 and 333-139262) of NeoMagic Corporation;

of our report dated April 27, 2007, with respect to the consolidated financial statements and schedule of NeoMagic Corporation, for each of the two years in the period ended January 28, 2007 included in this Annual Report (Form 10-K) for the year ended January 28, 2007.

/s/ Stonefield Josephson, Inc.

San Francisco, California

April 27, 2007